EXHIBIT 21.1
                                                                    ------------


                  SUBSIDIARIES OF GABELLI ASSET MANAGEMENT INC.

         The following table lists the direct and indirect subsidiaries of Gabelli Asset Management Inc. (the "Company"). In accordance with Item 601 (21) of Regulation S-K, the omitted subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary" as defined under Rule 1-02(w) of Regulation S-X.


                                                               JURISDICTION OF
                                                               INCORPORATION OR
         NAME                                                  ORGANIZATION
         ----                                                  ------------

         Gabelli Funds, LLC                                    New York
         (100%-owned by the Company)

         GAMCO Investors, Inc.                                 New York
         (100%-owned by the Company)

         Gabelli Fixed Income, Inc.                            New York
         (100%-owned by the Company)

         Gabelli Asset Management (UK) Limited                 United Kingdom
         (100%-owned by the Company)

         Gabelli Securities, Inc.                              Delaware
         (92.1%-owned by the Company)

         Gabelli Advisers, Inc.                                Delaware
         (41.8%-owned by the Company)

         Gabelli & Company, Inc.                               New York
         (100%-owned by Gabelli Securities, Inc.)

         Gabelli Direct, Inc.                                  Delaware
         (100%-owned by Gabelli Securities, Inc.)

         Gabelli & Partners LLC                                Delaware
         (100%-owned by Gabelli Securities, Inc.)

         Gabelli Fixed Income L.L.C.                           Delaware
         (80.1%-owned by Gabelli Fixed Income, Inc.)

         Gabelli Fixed Income Distributors, Inc.               Delaware
         (100%-owned by Gabelli Fixed Income L.L.C.)